Exhibit 99.1

[Form of Audit Committee Charter]

OPEN ACQUISITION CORP.

AUDIT COMMITTEE CHARTER

I.	Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Open Acquisition Corp., a Delaware corporation (the “Company”), in fulfilling its oversight responsibilities with respect to:

•
the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others,

•	serving as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements and internal control system,

•	reviewing and appraising the audit efforts and independence of the Company’s independent registered public accounting firm,

•	the performance of the Company’s internal audit function,

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors,

•	the Company’s compliance with legal and regulatory requirements,

•	the Company’s independent registered public accounting firm’s qualifications and independence, and

•	such other matters as shall be mandated under applicable laws, rules and regulations as well as listing standards of the American Stock Exchange (the “Applicable Requirements”).

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight.  The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity.  Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with U.S. generally accepted accounting principles (“GAAP”) and other Applicable Requirements.  These are the responsibilities of management and the Company’s independent registered public accounting firm.

The Committee may designate one or more subcommittees, each subcommittee to consist of one or more of the members of the Committee.  Unless the Committee provides otherwise, each subcommittee designated by the Committee may make, alter and repeal rules and procedures for the conduct of its business.  In the absence of such rules and procedures each subcommittee shall conduct its business in the same manner as the Committee conducts its business pursuant to this Charter.

II.	Organization

The Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy, experience and expertise requirements of Section 10A of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the American Stock Exchange (“AMEX”) rules and any other applicable regulatory requirements subject to (i) the phase-in periods permitted by Rule 10A-3(b)(1)(iv)(A) under the Exchange Act and the AMEX rules under which the Committee is required to have only one independent member at the time of listing, a majority of independent members within 90 days of listing and all independent members within one year of listing and (ii) the cure periods permitted by the AMEX rules; provided that one director who does not satisfy the applicable independence requirements of the AMEX may be appointed to and serve on the Committee, subject to compliance with the requirements of Section 121B(2)(b) of the AMEX Company Guide.

All members of the Committee must be financially literate.  At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such individual’s financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).  Determinations of independence, financial literacy, experience and expertise shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with the requirements of the Exchange Act, the AMEX rules and other applicable regulatory requirements.

The members of the Committee shall be appointed by the Board.  Members of the Committee may be removed at any time by action of the Board.  The Committee’s chairperson shall be designated by the Board or, if it does not do so, the members of the Committee shall elect a chairperson by a vote of the majority of the full Committee.  The Committee’s chairperson shall be present at the annual meeting of shareholders to answer shareholder queries.  No Committee member shall simultaneously serve on the audit committees of more than three public companies without the determination by the Board that such simultaneous service does not impair the ability of such member to effectively serve on the Committee.

III.	Meetings

The Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require.  Meetings may be held telephonically or by means of other communications equipment to the extent permitted by the Company’s organizational documents and applicable Delaware law.  Meetings shall be called by the chairperson of the Committee or, if there is no chairperson, by a majority of the members of the Committee.  A majority of the members shall constitute a quorum.  Actions of the Committee may be taken in person at a meeting with the approval of a majority of the members present and voting or in a writing without a meeting if signed by all members of the Committee.

The Committee shall also meet with management, any internal auditor and the Company’s independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.  Such meetings shall be held at such times as the Committee deems necessary to fulfill its responsibilities or as circumstances require.

IV.	Authority and Responsibilities

In recognition of the fact that the Company’s independent registered public accounting firm is ultimately accountable to the Board and the Committee, the Committee shall (a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm (or to nominate the Company’s independent registered public accounting firm for stockholder approval), (b) approve all audit engagement fees and terms and all non-audit engagements with the Company’s independent registered public accounting firm and (c) perform such other duties and responsibilities set forth under the Applicable Requirements. The Committee may consult with management and the internal audit function but shall not delegate these responsibilities.

In fulfilling its duties and responsibilities hereunder, the Committee will be entitled to reasonably rely on (a) the integrity of those persons within the Company and of the professionals and experts (such as the Company’s independent registered public accounting firm) from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts and (c) representations made by the Company’s independent registered public accounting firm as to any services provided by such firm to the Company.

To fulfill its responsibilities, the Committee shall:

With respect to the engagement of any independent registered public accounting firm to perform audits and other audit related services:

1.
Be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of any independent registered public accounting firm engaged by the Company (including for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services or other work for the Company and including resolution of disagreements between management and the

Company’s independent registered public accounting firm regarding financial reporting) and ensure that such firm shall report directly to it.

With respect to the work of the Company’s independent registered public accounting firm:

2.
Have the sole authority to review in advance, and grant any appropriate pre- approvals, of (a) all auditing services to be provided by the Company’s independent registered public accounting firm and (b) all non-audit services to be provided by such firm as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement.  The Committee may delegate the authority to pre-approve audit and permitted non- audit services between meetings of the Committee to a designated member of the Committee, provided that the decisions made by such member are presented to the full Committee for ratification at its next scheduled meeting for ratification.  The Committee shall also review and approve disclosures required to be included by the Company in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Exchange Act with respect to audit and non-audit services.

3.
Evaluate on an annual basis the performance of the Company’s independent registered public accounting firm, including the lead audit partner, and present the conclusions of such evaluation to the Board.  In making its evaluation, the Committee should take into account the opinions of management and any internal auditor the Committee may appoint.

4.
Ensure that the Company’s independent registered public accounting firm submit to the Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1 and any similar requirements as to independence under Applicable Requirements.  Discuss with such firm any disclosed relationships or services that may impact its objectivity and independence and satisfy itself as to the Company’s independent registered public accounting firm’s independence.  Take or recommend that the full Board take appropriate action to oversee independence of the Company’s independent registered public accounting firm.

5.
At least annually, obtain and review an annual report from the Company’s independent registered public accounting firm describing (a) such firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the Company’s independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Company’s independent registered public accounting firm, and any steps taken to deal with any such issues, and (c) to assess the Company’s independent registered public accounting firm’s independence, all relationships between such firm and the Company.

6.	Confirm that the “lead partner,” the “concurring partner” and the other “audit partner” rotation requirements under the Applicable Requirements, including Regulation S-X, have been complied with.

7.
Review all reports and communications required to be submitted by the Company’s independent registered public accounting firm to the Committee under Section 10A of the Exchange Act and other Applicable Requirements.

8.
Review, based upon the recommendation of the Company’s independent registered public accounting firm and any internal auditor the Committee may appoint, the scope and plan of the work to be done by the Company’s independent registered public accounting firm.

With respect to the annual financial statements:

9.
Review and discuss the Company’s annual audited financial statements with management, any internal auditor the Company may appoint and the Company’s independent registered public accounting firm, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10.
Discuss with the Company’s independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, 89 and 90, as amended, or any other Applicable Requirements.

11.
Based on the review and discussions referred to in paragraphs 4, 9 and 10 above, recommend to the Board whether the Company’s annual audited financial statements should be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

12.
Prepare the report required by the Securities and Exchange Commission to be included in the Company’s periodic reports and annual proxy statement and any other reports of the Committee required by applicable securities laws or other Applicable Requirements.

With respect to quarterly financial statements:

13.
Review and discuss the Company’s quarterly financial statements with management, the internal audit function and the Company’s independent registered public accounting firm, including reviewing specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s independent registered public accounting firm’s review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

With respect to annual reviews:

14.
Review and discuss with management and the Company’s independent registered public accounting firm major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles and policies, compliance with GAAP and, where appropriate, the Company’s provision for future occurrences which may have a material impact on its financial statements.  Review and discuss analyses prepared by management and/or the Company’s independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.

15.
Prior to the filing of any audited financial statements with the Securities and Exchange Commission, review with the Company’s independent registered public accounting firm (i) all critical accounting policies and practices used by the Company, (ii) all alternative accounting treatments of financial information reported in GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the Company’s independent registered public accounting firm and (iii) other material written communications between the Company’s independent registered public accounting firm and management.

With respect to periodic reviews:

16.
At its periodic meetings with each of management, the Company’s independent registered public accounting firm and any internal auditor the Committee may appoint, review (a) any significant disagreement between management and the Company’s independent registered public accounting firm or the internal auditor, if any, in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

17.
Periodically review with the Company’s independent registered public accounting firm any other audit problems or difficulties (including accounting adjustments that were noted or proposed by such firm but passed by management (due to immateriality or otherwise)), communications between the audit engagement team and the Company’s independent registered public accounting firm’s national office regarding auditing or accounting issues and management or internal control letters issued, or proposed to be issued, by the Company’s independent registered public accounting firm to the Company) and management’s response to such letters. The review shall also include a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

18.
Periodically discuss with the Company’s independent registered public accounting firm, without management being present, (a) their judgment about the quality, integrity and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

19.
Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the Company’s independent registered public accounting firm, management or any internal auditor the Committee may appoint.  Review with the Company’s independent registered public accounting firm, management and the internal auditor, if any, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

20.
Review and discuss with management, any internal auditor the Committee may appoint, the Company’s independent registered public accounting firm and the Company’s in-house and independent counsel, as appropriate, and any legal, regulatory or compliance matters (including tax) that could have a significant impact on the Company’s financial statements, including applicable changes in regulatory and accounting initiatives, standards or rules and changes in applicable tax regulations.

With respect to discussions with management:

21.
Review and discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures (as defined in SEC Regulation G) and other pro forma presentations, as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

22.
Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

23.
Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

With respect to the internal audit function and internal controls:

24.
Review, based upon the recommendation of the Company’s independent registered public accounting firm and any internal auditor the Committee may appoint, the scope and plan of the work to be done by the internal audit function and the responsibilities, budget and staffing needs of the internal audit function.

25.
Review and approve the appointment and replacement of an internal auditor or the outsourcing of the internal audit function as well as the compensation and other benefits to be provided to such officer.

26.	Review on an annual basis the performance of the internal audit function.

27.
In consultation with the Company’s independent registered public accounting firm and any internal auditor the Committee may appoint, review the adequacy of the Company’s internal controls and its procedures designed to ensure compliance with laws and regulations, and any special audit steps adopted in light of material control deficiencies.

28.
Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

29.
Understand the scope of the internal audit review and the Company’s independent registered public accounting firm of the Company’s internal control over financial reporting and obtain reports on significant findings and recommendations, together with management’s responses.  Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (ii) the Company’s independent registered public accounting firm’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002.

30.
Review with management and the Company’s independent registered public accounting firm any reports or disclosure submitted by management to the Committee as contemplated by the certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

31.	Review with management any management letters and the steps management intends to take to address the issues raised by those letters.

With respect to its other authorities and responsibilities:

32.
Develop and approve policies and procedures for the review, approval or ratification of related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other Applicable Requirements (the “Related Person Transactions Policy”).  Review, approve or ratify all related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other Applicable Requirements and otherwise perform all of its duties under the Related Person Transactions Policy.  Monitor the implementation and compliance with the Related Person Transactions Policy.  Review the Related Person Transactions Policy at least annually and amend such policy as it deems appropriate from time to time.

33.
Review and approve (a) any amendment to or waiver from the Company’s Code of Conduct and Ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such change or waiver.  Review and discuss at least annually the Company’s Code of Conduct and Ethics and the procedures in place to enforce the Code of Conduct and Ethics.

34.
Review the terms of all agreements (the “IPO Agreements”) between the Company and any of its officers or directors included as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-148921), as amended, filed by the Company in connection with its initial public offering, at each quarterly meeting of the Committee prior to the consummation of the Business Combination to determine whether the parties to each IPO Agreement are in compliance with such agreement and the Company’s certificate of incorporation and by-laws, each as in effect on such date. If any noncompliance is identified, then the Committee shall immediately take all action necessary to rectify the noncompliance or otherwise cause compliance with the requirements of the Company’s certificate of incorporation and by-laws, each as in effect on such date, or the terms and provisions of each IPO Agreement.

35.	Review and assess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Committee.

36.	Review its own performance annually.

37.
Report regularly to the Board.  Review with the full Board any material issues that have arisen before the Committee with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm or the performance of the internal audit function.  Review the findings of any examination by regulatory agencies and any auditor observations.

38.
Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as required under the Applicable Requirements or as the Committee or the Board otherwise deems necessary or appropriate.

The foregoing responsibilities and duties set forth in this Charter should serve as a guide only, with the express understanding that the Committee may carry out additional responsibilities and duties and adopt additional policies and procedures as may be necessary in light of any changing business, legislative, regulatory, legal or other conditions.

V.	Former Employees of the Company’s Independent Registered Public Accounting Firm

The Committee shall be required to pre-approve the hiring of any employee or former employee of the Company’s independent registered public accounting firm who was a member of the Company’s audit engagement team within the preceding two fiscal years.  The Committee shall not approve the hiring of any individual for a financial reporting oversight role if such person is or was an employee of the Company’s independent registered public accounting firm and was a member of the Company’s audit engagement team within the preceding two fiscal years unless (A) (i) such individual is to be employed for a limited period of time due to an emergency or unusual situation and (ii) the Committee determines that the hiring of such individual is in the best interests of the Company’s stockholders or (B) such individual becomes employed by the Company as a result of a business combination and the Committee was made aware of such individual’s prior relationship with the Company as a member of its audit engagement team.

VI.	Resources

The Committee shall have the authority to retain independent legal, accounting and other advisors or consultants to advise the Committee to the extent it considers it necessary to carry out its duties or assist in the conduct of an investigation.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or the Company’s independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or advisors or consultants to, the Committee.  The Committee may seek any information it requires from all employees (all of whom are directed to cooperate with the Committee’s requests) or external parties.  The Committee shall be given access to any relevant records of the Company as it requests.

The Committee shall determine the extent of funding necessary for payment of (a) compensation to the Company’s independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent legal, accounting and other advisors or consultants retained to advise the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.